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                                                                    EXHIBIT 10.3

                               WAKEFERN FOOD CORP.

                                  B Y - L A W S

                            As Adopted April 16, 1981
                             Amended July 14, 1983,
                                 June 21, 1984,
                                 March 19, 1987,
                                August 20, 1987,
                                October 19, 1988,
                               February 16, 1989,
                                 March 15, 1990,
                                October 18, 1990,
                             September 29, 1993 and
                                  May 19, 1994
                               September 22, 1994
                                  May 16, 2002

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

                               WAKEFERN FOOD CORP.

                                  B Y - L A W S

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Preamble ..............................................................    1

ARTICLE   I   -   CORPORATE NAME ......................................    2

ARTICLE  II   -   OFFICES .............................................    2

ARTICLE III   -   STOCKHOLDERS AND STOCK ..............................    2

     Section  1 - Qualification .......................................    2
     Section  2 - Certificates Representing Shares ....................    2
     Section  3 - Fractional Share Interests ..........................    3
     Section  4 - Share Transfers .....................................    3
     Section  5 - Record Date for Stockholders ........................    3
     Section  6 - Meaning of Certain Terms ............................    4

ARTICLE  IV   -   MEETINGS OF STOCKHOLDERS ............................    4

     Section  1 - Place of Meeting ....................................    4
     Section  2 - Annual Meetings .....................................    4
     Section  3 - Special Meetings ....................................    4
     Section  4 - Notice of Meetings ..................................    5
     Section  5 - Quorum ..............................................    5
     Section  6 - Adjournment .........................................    5
     Section  7 - Organization ........................................    5
     Section  8 - List of Stockholders ................................    5
     Section  9 - Business and Order of Business ......................    6
     Section 10 - Voting ..............................................    6
     Section 11 - Inspectors of Election ..............................    7
     Section 12 - Proxies .............................................    7
     Section 13 - Stockholder Action Without A Meeting ................    7

ARTICLE   V   -   BOARD OF DIRECTORS ..................................    8

     Section  1 - General Powers; Definitions .........................    8
     Section  2 - Number and Term of Office ...........................    8
     Section  3 - Qualification .......................................    9
     Section  4 - Quorum and Manner of Acting .........................   10
     Section  5 - Place of Meeting ....................................   10
     Section  6 - Regular Meetings ....................................   10
     Section  7 - Special Meetings ....................................   10
     Section  8 - Notice of Regular & Special Meetings ................   10
     Section  9 - Organization ........................................   10
     Section 10 - Business and Order of Business ......................   11


                                        i

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                                                                        Page No.
                                                                        --------
     Section 11 - Consent of Directors In
                       Lieu of Meetings ...............................   11
     Section 12 - Resignations ........................................   11
     Section 13 - Removal of Directors ................................   11
     Section 14 - Vacancies ...........................................   12
     Section 15 - Meetings By Conference Telephone ....................   12

ARTICLE  VI   -   COMMITTEES ..........................................   13

     Section  1 - Finance Committee ...................................   13
     Section  2 - Site Development Committee ..........................   13
     Section  3 - Property Management Committee .......................   16
     Section  4 - Nominating Committee ................................   16
     Section  5 - Trade Name and Trademark Committee ..................   16
     Section  6 - Other Committees ....................................   17
     Section  7 - Rules and Procedures ................................   17

ARTICLE VII   -   EXECUTIVE OFFICERS AND
                  OPERATING OFFICERS ..................................   17

     Section  1 - Number ..............................................   17
     Section  2 - Subordinate Officers ................................   18
     Section  3 - Qualifications, Election
                       Term of Office .................................   18
     Section  4 - Removal .............................................   18
     Section  5 - Resignations ........................................   18
     Section  6 - Vacancies ...........................................   18
     Section  7 - The Chairman of the Board ...........................   19
     Section  8 - The Vice Chairman ...................................   19
     Section  9 - The President .......................................   19
     Section 10 - The Executive Vice President ........................   19
     Section 11 - The Secretary .......................................   20
     Section 12 - The Assistant Secretaries ...........................   20
     Section 13 - The Treasurer .......................................   20
     Section 14 - Assistant Treasurers ................................   20
     Section 15 - Remuneration of Directors ...........................   21

ARTICLE VIII  -   CONTRACTS, CHECKS, BANK ACCOUNTS, ETC. ..............   21

     Section  1 - Authority to Execute Contracts, Etc. ................   21
     Section  2 - Checks, Drafts, Etc. ................................   21
     Section  3 - Deposits ............................................   21
     Section  4 - General and Special Bank Accounts ...................   21
     Section  5 - Voting Securities of
                       Other Corporations .............................   21

ARTICLE   IX  -   RESTRICTIONS ON TRANSFER OF STOCK ...................   22

     Section  1 - Restrictions on Transfers ...........................   22


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                                                                        Page No.
                                                                        --------

     Section  2 - Escrow of Wakefern Stock ............................   22
     Section  3 - Right of Wakefern to
                       Require Sale of All Stock ......................   22
     Section  4 - Right of Wakefern to Require Sale By
                       Stockholder of Part of Common B
                       & Common C Stock ...............................   27
     Section  5 - Right of Stockholders to Sell Stock
                       & Indebtedness to Wakefern .....................   27
     Section  6 - Purchase Price for Stock ............................   28
     Section  7 - Payment of Purchase Price ...........................   28
     Section  8 - Cessation of Dealing with Wakefern ..................   30
     Section  9 - Permissive Transfers of Stock .......................   31
     Section 10 - Mandatory Reacquisition of Common A
                       Stock in Certain Events ........................   31
     Section 11 - Reissuance and Sale of Common A
                       Treasury Stock To Stockholders .................   32

ARTICLE X      - USE OF SHOPRITE AND OTHER TRADE NAME
                 AND TRADEMARKS OF WAKEFERN ..........................    32

ARTICLE XI     - INVESTMENT REQUIREMENTS OF STOCKHOLDERS .............    32

ARTICLE XII    - RIGHT TO RECEIVE MERCHANDISE AND
                 SERVICE FROM WAKEFERN ...............................    33

ARTICLE XIII   - PAYMENT FOR MERCHANDISE PURCHASED
                 FROM WAKEFERN .......................................    34

ARTICLE XIV    - SEAL ................................................    35

ARTICLE XV     - FISCAL YEAR .........................................    36

ARTICLE XVI    - NOTICE OF WAIVER ....................................    36

ARTICLE XVII   - INDEMNIFICATION OF DIRECTORS, OFFICERS,
                 EMPLOYEES AND AGENTS ................................    36

ARTICLE XVIII  - EQUAL TREATMENT OF STOCKHOLDERS .....................    37

ARTICLE XIX    - COOPERATIVE PATRONAGE DIVIDENDS
                 AND ASSESSMENTS......................................    37

ARTICLE XX     - AMENDMENTS ..........................................    41


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

                                  B Y - L A W S

                            As Adopted April 16, 1981
                             Amended July 14, 1983,
                                 June 21, 1984,
                                 March 19, 1987
                                August 20, 1987,
                                October 19, 1988,
                               February 16, 1989,
                                 March 15, 1990,
                             September 29, 1993 and
                                  May 19, 1994
                               September 22, 1994

                                       of

                               WAKEFERN FOOD CORP.

                           (A New Jersey Corporation)

                                    PREAMBLE

      Wakefern Food Corp. shall be operated upon the cooperative plan to foster the development of entrepreneurism among independent retail merchants dealing in consumer products for home use for their mutual economic and merchandising assistance and to foster and promote the "Shop Rite" trade name and trademark, goodwill and image.

      Wakefern will provide a medium for obtaining the advantages of united efforts of its members in carrying on the production, assembly, distribution and marketing of food stuffs, general mercantile products and other allied products.

      The social purpose of Wakefern Food Corp. and the Shop Rite stores shall be to raise the standard of living of the consumers served by our stores by providing better merchandise at lower prices.

      To accomplish its goals and purposes, Wakefern shall be dedicated primarily to supporting its members' supermarket businesses as the same have been traditionally operated under the "Shop Rite" trademark and trade name and developing, furthering and promoting the goodwill and image of the "Shop Rite" name for the mutual benefit of its members and the consuming public.

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                                    ARTICLE I

                                 CORPORATE NAME

      The name of this corporation is Wakefern Food Corp. (hereinafter referred to as "Wakefern").

                                   ARTICLE II

                                     OFFICES

      The principal office of Wakefern shall be in the City of Elizabeth, State of New Jersey. Wakefern may also establish and have such other offices at such other places, within or without the State of New Jersey, as may be designated from time to time by the Board of Directors.

                                   ARTICLE III

                             STOCKHOLDERS AND STOCK

      Section 1. Qualification. It is the intent and purposes of Wakefern, consistent with the cooperative plan upon which its business is conducted, to limit the ownership of its common stock to individuals, partnerships, corporations or other entities who meet the qualifications hereinafter set forth in these By-Laws. All holders of shares of any class or classes of capital stock of Wakefern are hereinafter referred to individually as a "stockholder" and collectively as the "stockholders".

      Section 2. Certificates Representing Shares. Certificates representing shares of capital stock of Wakefern shall conform to the requirements of the New Jersey Business Corporation Act and any other applicable provision of law and shall be signed by the Chairman or a Vice Chairman of the Board and by the Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by Wakefern with the same effect as if he were such officer at the date of its issue. No certificate shall be issued for any share until such share is fully paid.

      Section 3. Fractional Share Interests. Unless otherwise provided in the Certificate of Incorporation, Wakefern may, but shall not be obligated to, issue fractions of a share and certificates therefor. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets of Wakefern in the event of liquidation.

      Section 4. Share Transfers. Upon compliance with provisions restricting the transferability of shares contained in the Certificate of Incorporation, these By-Laws and/or any lawful agreement to which the registered holder of shares of Wakefern is a party, transfers of shares of Wakefern shall be made only on the share records of Wakefern by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of Wakefern and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

      Section 5. Record Date for Stockholders. For the purpose of determining the stockholders with regard to any corporate action or event, and particularly for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to give a written consent to any action without a meeting, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) days prior to the stockholders' meeting or other corporate action or event to which it relates. The record date for a stockholders' meeting shall not be less than ten (10) days before the date of such meeting. The record date for determining stockholders entitled to give a written consent shall not be more than sixty
(60) days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty (60) days before the last day on which consents received may be counted. If no record date is fixed, the record date for a stockholders' meeting shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record for a stockholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this section for the adjourned meeting.

      Section 6. Meaning of Certain Terms. As used in these By-Laws in respect of the right of notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "stock" or "stockholder" or "stockholders" refers to an outstanding share or shares and any holder or holders of record of outstanding shares of any class of capital stock of Wakefern upon which or upon whom the Certificate of Incorporation confers such rights or upon which or upon whom the New Jersey Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one (1) class or series of shares, one (1) or more of which are limited or denied such rights thereunder. References in these By-Laws to the "Certificate of Incorporation" shall mean the Certificate of Incorporation of Wakefern as heretofore or hereafter amended. As used in these By-Laws, the term "supermarket" shall mean a retail food establishment of a type traditionally operated by Wakefern's stockholders.

                                   ARTICLE IV

                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meeting. Each meeting of the stockholders shall be held at such place, wt 6 0 ithin or without the State of New Jersey, as shall be designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal office of Wakefern.

      Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such business day during the month of May of each year and at such hour as shall be fixed by the Board of Directors.

      Section 3. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board or by order of the Board of Directors, and shall be called by the Chairman of the Board or Secretary at the request in writing of a stockholder or stockholders holding of record at least that percentage of the total number of shares of Common A Stock and Common C Stock then outstanding necessary to elect at least one-third (1/3) of the Board of Directors. Special meetings shall be called by means of a notice as provided in
Section 4 of this Article IV. Each special meeting shall be held at the principal office of Wakefern unless otherwise designated by the Board of Directors.

      Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written notice thereof to such stockholder personally, or by overnight delivery service, such as Federal Express or United Parcel Service, or by mailing such notice in a postage prepaid envelope addressed to such stockholder at such stockholder's post-office address furnished by such stockholder to the Secretary for such purpose, or, if such stockholder shall not have furnished his address to the Secretary for such purpose, then at such stockholder's post-office address as it appears on the records of Wakefern, or by transmitting a notice thereof to such stockholder at such address by telex, telegraph or cable. Every such notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of an adjourned meeting of the stockholders shall not be required to be given, except when expressly required by these By-Laws or by law. As provided in
Article XVI of these By-Laws, any stockholder may waive the requirements of notice provided for herein.

      Section 5. Quorum. The holders of shares entitling them to elect a majority of the Board of Directors, present in person or by proxy and entitled to vote at any meeting of the stockholders, shall constitute a quorum.

      Section 6. Adjournments. At any annual or special meeting, the holders of shares entitling them to elect a majority of the Board of Directors, present in person or by proxy and entitled to vote at such meeting, although less than a quorum, may adjourn the meeting from time to time without further notice (except as is otherwise required by law) other than by announcement at the meeting at which such adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

      Section 7. Organization. At every meeting of the stockholders, the Chairman of the Board or, in his absence, the most senior Vice Chairman, or in his absence, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, shall act as secretary of the meeting.

      Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of Wakefern who shall have charge of its stock ledger, either directly or through another officer or agent of Wakefern designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and certify, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in numerical order by assigned stockholder number reflecting each class of stock and showing the address of each stockholder and the number of shares of each such class registered in the name of each stockholder. For said ten (10) days, such list shall be open, at the place where said meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or the books of Wakefern, or to vote in person or by proxy at such meeting.

      Section 9. Business and Order of Business. At each meeting of the stockholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise by law or by the Certificate of Incorporation or by these By-Laws expressly provided. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 10. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws with respect to any class of capital stock of Wakefern, each stockholder of record shall be entitled at each meeting of stockholders to one (1) vote for each share of Common Stock of Wakefern registered in such stockholder's name on the books of Wakefern. Shares of Wakefern belonging to Wakefern, or shares of stock owned by a stockholder as to whom the Board of Directors shall have determined in accordance with Article IX of these By-Laws is required to sell his or its shares to Wakefern, shall not be voted. Each holder of record of Common A Stock entitled to vote at any election of directors shall be entitled to cumulate the votes represented by such holder's Common A Stock and shall thereupon be entitled to cast a number of votes equal to the number of directors to be elected by the holders of all issued and outstanding Common A Stock multiplied by the number of votes to which such holder's Common A Stock is entitled, and such votes may be distributed among as many candidates as such holder thinks fit. Holders of record of Common C Stock shall have no such right to cumulate the votes represented by their Common C Stock in the election of directors, and directors who are to be elected by the holders of Common C Stock shall be elected by a plurality of the votes cast by such holders.

      At all meetings of the stockholders, all matters (except where other provision is made by law or by the provisions of the Certificate of Incorporation or these By-Laws, including, without limitation, with respect to the election of directors) shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Election of directors shall be by ballot. Unless required by law, or demanded by a stockholder present in person or by proxy at such meeting and entitled to vote thereat, or determined by the chairman of the meeting to be advisable, the vote on any question other than election of directors need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote shall be taken by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy as such if there be such proxy, and shall state the number and class of shares voted by such stockholder or proxy.

      Section 11. Inspectors of Election. The chairman may, and at the request of a majority of the stockholders present in person or by proxy and entitled to vote thereat shall, appoint two (2) inspectors of election for each meeting of stockholders. The inspectors shall decide upon the qualification of votes and the validity of ballots, count the votes and declare the results. Inspectors need not be stockholders.

      Section 12. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent without a meeting may authorize another person or persons who need not be a stockholder to act for such stockholder by proxy. Every proxy must be signed by the stockholder or his agent, except that a proxy may be given by a stockholder or his agent by telegram, telex or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided in the proxy, but in no event shall a proxy be valid after three (3) years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the stockholder, but such proxy shall continue in force until revoked by the personal representative or guardian of the stockholder. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy. A person named in a proxy as the attorney or agent of a stockholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of Wakefern.

      Section 13. Stockholder Action Without A Meeting.

Except as otherwise provided by the New Jersey Business Corporation Act and the Certificate of Incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if all the stockholders entitled to vote thereon consent in writing to the taking of such action.

      Except as otherwise provided by the New Jersey Business Corporation Act and the Certificate of Incorporation, any action required or permitted to be taken at a meeting of stockholders, other than the annual election of directors, may be taken without a meeting upon the written consent of the stockholders who would have been entitled to cast at least the minimum number of votes which would be required to authorize such action at a meeting at which all stockholders entitled to vote thereon were present and voting. In the event of such written action, prompt notice of such action shall be given to all stockholders who would have been entitled to notice of a meeting and to vote upon the action if such meeting were held.

      The written consents of the stockholders shall be filed with the minutes of proceedings of stockholders.

                                    ARTICLE V

                               BOARD OF DIRECTORS

      Section 1. General Powers; Definitions. The Board of Directors shall manage and conduct the property; affairs and business of Wakefern and may exercise all such authority and powers of Wakefern and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

      The word "director" or "directors" herein refers to a member or members of the Board of Directors. The use of the phrase "entire Board" or "entire Board of Directors" herein refers to the total number of directors which Wakefern would have if there were no vacancies.

      Section 2. Number and Term of Office. The number of directors shall not be less than twenty (20) nor more than twenty-two (22), of whom twelve (12) directors (referred to hereinafter as "Common A directors") shall be nominated and elected only by the holders of record of Common A Stock and the remaining directors (referred to hereinafter as "Common C directors") only by the holders of record of Common C Stock. Within such limits, the number of directors constituting the entire Board of Directors shall be determined as provided in the Certificate of Incorporation. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, unless he shall earlier die, become disqualified, resign, be declared mentally incompetent by a court of competent jurisdiction or be removed in the manner hereinafter provided.

      Section 3. Qualification. A person shall be qualified to serve as a director only if and so long as (A) such person is a holder of outstanding securities possessing five percent (5%) or more of the combined voting power of all outstanding securities of, or is a partner or senior executive officer of, an entity which is the holder of Class B or Class C Stock, (B) such person is actively engaged in the operation of such entity's supermarket business, and (C) the Board of Directors shall not have determined, in accordance with Article IX of these By-Laws, that such entity is required to sell its stock to Wakefern and its relationship with Wakefern be terminated. Whenever (i) the entity on whose behalf such person serves as a director ceases to be the record and beneficial owner of shares of stock of Wakefern necessary for his qualification as a director, or (ii) the Board of Directors shall have determined that such entity is required to sell its stock to Wakefern and its relationship with Wakefern should be terminated, or (iii) such director ceases to be a shareholder, partner or senior executive officer of such entity, actively engaged in the operation of such entity's supermarket business, he shall thereupon also cease to be a director without any further action on his part or on the part of the Board of Directors or the stockholders of Wakefern. Notwithstanding anything to the contrary contained herein: (a) no more than one (1) person associated or affiliated with a holder of Class B or Class C Stock shall be qualified to serve as a director; (b) any two (2) holders of Class B or Class C Stock who are directly or indirectly affiliated with each other by reason of one (1) such holder owning a least five percent (5%) of the equity capital of the other such holder or which are directly or indirectly controlled (as "control" is hereinafter defined) by the same person or group of persons, shall not be represented on the Board of Directors of Wakefern by more than one (1) director; and (c) any three (3) or more holders of Class B or Class C Stock which are directly or indirectly affiliated with each other through ownership of at least five percent (5%) of the equity capital of an entity engaged in the supermarket business or which are directly or indirectly controlled by the same person or group of persons shall not be represented on the Board of Directors of Wakefern by more than two (2) directors or by more than such greater number of directors as at least twelve (12) of the disinterested directors then in office shall determine; provided, however, that the affiliation of any two (2) or more Class B or Class C stockholders, or persons controlling such stockholders, in another supermarket business which is also a stockholder of Wakefern shall not, by reason of such affiliation alone, disqualify a person from serving as the representative director of such Class B or Class C stockholder. For purposes of this Section, "control",

"controlling" or "controlled" shall mean the direct or indirect possession, either alone or with others, of the power to direct or cause the direction of the management and policies of the business in question, whether through ownership of securities, partnership interest, ownership of assets, by contract, or otherwise.

      Section 4. Quorum and Manner of Acting. Twelve (12) directors (irrespective of the classes of stock which said directors represent) shall constitute a quorum for the transaction of business at any meeting. The act of at least twelve (12) of the directors present at any meeting (irrespective of the classes of stock which said directors represent) shall be the act of the Board of Directors. A majority of the directors present may adjourn any meeting from time to time. Notice of any adjourned meeting shall be given in the manner provided in Section 8 of this Article V.

      Section 5. Place of Meeting. The Board of Directors may hold its meeting at such place or places, within or without the State of New Jersey, as the Board may from time to time determine.

      Section 6. Regular Meeting. The Board of Directors shall hold a regular meeting for the purpose of organization, the election of the officers of Wakefern and the transaction of other business as soon as practicable after each annual meeting of stockholders and on the day and at the place as may be provided by resolution of the Board. Other regular meetings of the Board of Directors may be held at such time and place as may be fixed from time to time by the Board.

      Section 7. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary at the request of the Chairman of the Board, or at the request in writing of six (6) directors stating the purpose or purposes of such meeting.

      Section 8. Notice of Regular and Special Meetings. Notice of each regular and special meeting of the Board of Directors shall be sent to each director, addressed to him at his residence or usual place of business by overnight delivery service, such as Federal Express or United Parcel Service or by personal delivery, first class mail, telex, telegraph or cable at least two (2) days or forty-eight (48) hours before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting. In the case of a regular meeting, such notice need not state the purpose or purposes of the meeting; but in the case of a special meeting, such notice shall state the purpose or purposes of the meeting. As provided in Article XVI of these By-Laws, any director may waive the notice requirements provided for herein.

      Section 9. Organization. At such meeting of the Board of Directors, the Chairman of the Board, or in his absence, the most senior Vice Chairman present, shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

      Section 10. Business and Order of Business. At each regular meeting of the Board of Directors, such business may be transacted as properly may be brought before the meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise by law or by the Certificate of Incorporation or by these By-Laws expressly provided. At each special meeting of the Board of Directors, such business may be transacted as properly may be brought before the meeting, provided that such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise by law or by the Certificate of Incorporation or these By-Laws expressly provided. At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, unless otherwise determined by the Board.

      Section 11. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

      Section 12. Resignations. Any director may resign at any time by giving written notice to the Board of Directors. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 13. Removal of Directors. One (1) or more or all of the directors may be removed for cause by the stockholders by the affirmative vote of a majority of the votes cast by the holders of stock of the class entitled to vote for the election of the director or directors to be removed, subject to the following qualifications:

            (a) In the case of directors elected by the holders of Common A Stock, if less than the total number of said Common A directors then serving on the Board of Directors is to be removed by the holders of Common A Stock, no one of the Common A directors may be so removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire Board.

            (b) Any director elected by the holders of Common C Stock may be removed by vote of the holders of record of a majority of the total number of shares of Common C Stock issued, outstanding and entitled to vote in the election of directors at the time of such removal.

            (c) No director may be removed by the stockholders without cause nor shall any director be removed by the

      Board of Directors, with or without cause. However, upon the affirmative vote of not less than fifteen (15) directors, the Board of Directors shall have power to suspend the authority of a director to act as such pending a final determination that cause exists for removal, and a vote to that effect, by the requisite vote of stockholders of Wakefern.

            (d) No acts of the Board of Directors done during the period when a director has been suspended or removed for cause shall be impugned or invalidated if the suspension or removal is thereafter rescinded by the stockholders or by the Board of Directors or by the final judgment of a court of competent jurisdiction.

      Section 14. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal or judicial declaration of mental incompetency of a director may be filled as follows: (i) a vacancy caused by the death, resignation, disqualification, removal or judicial declaration of mental incompetency of a Common A director may be filled only by the remaining Common A directors then in office, provided said remaining Common A directors constitute a majority of the entire number of authorized Common A directors; (ii) a vacancy caused by the death, resignation, disqualification, removal or judicial declaration of mental incompetency of a Common C director may be filled only by the remaining Common C directors then in office, provided said remaining Common C directors constitute a majority of the entire number of authorized Common C directors; and (iii) in the event that the requisite majority of Common A directors or Common C directors as the case may be, are not then in office, said vacancy shall be filled by a class vote of holders of Common A Stock or Common C Stock, as the case may be, in accordance with the Certificate of Incorporation and Section 2 of this Article.

      Section 15. Meetings by Conference Telephone. The members of the Board of Directors or any committee elected or designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

                                   ARTICLE VI

                                   COMMITTEES

      Section 1. Finance Committee. The Finance Committee shall be a standing committee composed of not less than five (5) directors. All members of the Finance Committee shall be directors appointed to serve on such committee by the Chairman of the Board. The Finance Committee shall advise the Board of Directors concerning the financial affairs and policies of Wakefern and shall carry on its financial activities between meetings of the Board of Directors.

      Section 2. Site Development Committee.

      (a) The Site Development Committee shall be a standing committee composed of three (3) members elected annually by the Board of Directors. The Chairman of the Board shall recommend to the Board of Directors, and the Board of Directors, by an affirmative vote of at least fourteen (14) directors, shall elect the three (3) members of the Committee who shall satisfy the following requirements:
Two (2) members shall have held significant responsible management positions in the supermarket industry or in other marketing or retailing industries, and shall have had considerable experience in marketing or retailing or in making site selection determinations; and one (1) member shall be a respected member of the community having judicial or quasi-judicial experience or having relevant, professional or academic credentials. The Board of Directors shall elect up to three (3) alternate Site Development Committee members. Each alternate member may attend all meetings of the Site Development Committee. Where any member of the Committee is absent, the senior alternate member present shall vote in place and instead of the absent member. Each alternate member may meet either of the Site Development Committee Membership criteria. A quorum of the Site Development Committee shall consist of three (3) members including, if necessary, the alternate member. No Site Development Committee shall serve more than three (3) years in succession unless that member is reelected after such three (3) year period by an affirmative vote of at least sixteen (16) directors. No Site Development Committee member shall serve more than five (5) years in succession or more than seven (7) years in total as a member of the Site Development Committee unless that member is reelected after such five (5) year period or such seven (7) or more years of service by an affirmative vote of at least seventeen (17) directors. No member of the Committee shall be a present or past director and/or stockholder of Wakefern, or any present or former employee of a director and/or stockholder or a relative of any of the above. The President, the Executive Vice President and the Chief Financial Officer of Wakefern shall serve as advisors and consultants to the Site Development Committee. All actions by the Committee shall be by a majority vote. Any member of the Committee may be removed by the Board by an affirmative vote of at least fourteen (14) directors. The Site Development Committee and the Board of Directors shall follow the Procedures and Standards for Site Development as approved from time to time by the Board of Directors, by an affirmative vote of at least fourteen (14) directors, including those concerning financial condition and responsibility.

      (b) The Site Development Committee shall be authorized, so as to further the best interests of Wakefern and to further the promotion and development of Wakefern's proprietary trademark and trade name "Shop Rite" and other proprietary trademarks and trade names of Wakefern and the goodwill and image associated therewith, on an ongoing basis, to investigate and evaluate markets, and to make market analyses, surveys, forecasts and expansion plans to recommend areas in which new Shop Rite supermarkets or alternate format stores should be located. The Committee shall make recommendations on programs for the identification of areas for new Shop Rite supermarket sites and sites for alternate format stores to the Board of Directors and shall supervise the development of the site location information.

      (c) The Site Development Committee shall have the power and authority, so as to further the best interests of Wakefern and the trademark and trade name "Shop Rite" and other proprietary trademarks and trade names of Wakefern, to entertain, investigate and evaluate applications for new Shop Rite supermarkets and alternate format stores and sites for new Shop Rite supermarkets and alternate format stores. The Site Development Committee shall have the exclusive authority to grant or deny such applications and its decision, upon filing with the Chairman of the Board and the Board of Directors, shall be final, unless an applicant appeals the decision of the Committee to the Board of Directors within fifteen (15) days after notice of the Committee's decision is mailed to the applicant, in which case the Board of Directors may override the Committee's decision upon an affirmative vote of at least fifteen (15) directors, or, absent such an appeal by an applicant, unless the Board of Directors overrides the Committee's decision upon an affirmative vote of fifteen (15) directors within fifteen (15) days after the Site Development Committee has filed its decision with the Chairman of the Board and the Board of Directors; provided, however, that an applicant may petition the Board of Directors to grant an application, upon an affirmative vote of at least twelve (12) directors, if the Site Development Committee fails to grant or deny such application within sixty (60) days after the applicant has filed its application, or within forty-five (45) days after the applicant filed its application if expedited consideration is requested with the application; provided further, however, that such petition, while pending, shall be superseded by a grant or denial of the application by the Site Development Committee, and the failure to obtain an affirmative vote of at least twelve (12) directors granting such petition shall in no way prejudice the applicant's application before the Site Development Committee which, thereafter, shall promptly make its independent determination to grant or deny the application. The Board of Directors shall delineate in the Procedures and Standards for Site Development, the basis upon which the Board of Directors shall review an application for a site when an application is first filed, without in any way preempting the authority of the Committee, and the basis upon which the Board of Directors may, absent an appeal by an applicant for a site, override a decision by the Committee.

      (d) The Site Development Committee shall have the authority to impose conditions upon the consideration and approval of such applications including conditioning consideration on the furnishing of certain information and an undertaking to assume certain expenses incurred in the consideration of the application, and conditioning approval upon the actual commencement of construction and development of a new Shop Rite supermarket or new Shop Rite supermarket site within a specific period of time.

      (e) Application to the Site Development Committee for sites for new Shop Rite supermarkets and alternate format stores shall be received only from (i) a stockholder of Wakefern, who, at the time of such application:

            (a) operates at least one (1) supermarket under the "ShopRite" trade name pursuant to a validly existing written license agreement with Wakefern and

            (b) the Board of Directors shall not have determined, in accordance with Article IX of these By-Laws, to be required to sell its stock to Wakefern and to terminate its relationship with Wakefern;

or (ii) Wakefern Food Corp. or any subsidiary thereof.

      (f) The Site Development Committee shall entertain and consider applications for Shop Rite supermarkets and alternate format stores only by persons or entities qualified under subsection (e) above. The Committee shall be empowered to approve applications for new Shop Rite supermarkets and alternate format stores only if the new supermarket or store will comply, and be operated in accordance, with the image of the Shop Rite trademark and trade name or other trademark and trade name proprietary to Wakefern as developed and articulated from time to time by the Board of Directors.

      Section 3. Property Management Committee. The Property Management Committee shall be a standing committee composed of not less than five (5) persons who are affiliated with a stockholder of Wakefern either as shareholders, directors or senior executive officers of such stockholder, the number and appointments of whom shall be determined by the Chairman of the Board. The Property Management Committee shall have general supervision and control over the real estate, physical plant and property, equipment and construction of new facilities, whether owned or leased by Wakefern, and shall administer the same subject to the supervision and control of the Board of Directors.

      Section 4. Nominating Committee. The Nominating Committee shall be a standing committee composed of not less than five (5) nor more than nine (9) persons, each of whom shall have the qualifications for being a director as set forth in Section 3 of Article V, and the number and appointments of whom shall be determined by the Chairman of the Board. At least one (1) member of the Nominating Committee shall be a director. The Chairman of the Nominating Committee shall be a director and shall be appointed by the Chairman of the Board. The Nominating Committee shall make annual recommendations to the stockholders of Wakefern with respect to candidates for election to the Board of Directors at the annual meeting of stockholders.

      Section 5. Trade Name and Trademark Committee. The Trade Name and Trademark Committee (hereinafter, "TTC") shall be a standing committee composed of not less than five (5) and not more than ten (10) members of the Board of Directors who shall be appointed annually by the Chairman of the Board. No member of the TTC shall serve for more than three (3) successive one (1) year terms except upon approval by the affirmative vote of not less than sixteen (16) directors. A quorum of the TTC shall consist of one (1) more than a majority of its members and action by the TTC shall require the affirmative vote of a majority of the members thereof present and voting at a meeting at which a quorum is present. Any member of the TTC may be removed therefrom at any time, with or without cause, by the affirmative vote of not less than fourteen (14) directors. The TTC shall consider and recommend to the Board of Directors action with respect to the following: (i) granting of licenses to stockholders to use the trade names "Shop Rite" and such other trade names and trademarks as may be owned, controlled or developed by Wakefern, and the related trademarks, service marks and logotypes, in connection with proposed business activities; (ii) establishing the terms and conditions of each such license, including the form of license agreement between Wakefern and its stockholders and amendments or modifications thereof; (iii) new uses of the "Shop Rite" trade name and trademark and such other trade names and trademarks as may be owned, controlled or developed by Wakefern; (iv) current uses of the "Shop Rite" trade name and trademark and logotype, including assessing the desirability of obtaining additional legal protection therefor; and (v) use of Wakefern's trade names, trademarks and logotypes, including "Shop Rite" and such other trade names and trademarks as may be owned, controlled or developed by Wakefern, by persons who are not eligible under these By-Laws to make site applications to the Site Development Committee.

      Section 6. Other Committees. The Chairman of the Board or Board of Directors may, by resolution, from time to time create such other committee or committees composed of not less than three (3) persons who are affiliated with stockholders of Wakefern either as directors, officers or employees of such stockholders, or other persons designated by any such stockholder for the purpose, to advise the Board of Directors, and the officers and employees of Wakefern, with respect to such matters as the Board of Directors shall deem advisable and with such functions, powers and authority as the Board of Directors shall by resolution prescribe; provided, however, that no such committee shall exercise any of the powers or authority of the Board of Directors in the management of the business and affairs of the Corporation.

      Section 7. Rules and Procedures. Unless otherwise specifically provided in these By-Laws, a quorum of any committee shall consist of a majority of the members of such committee and all actions by such committee shall be by a majority of all of the members thereof. The majority of all of the members of any committee duly appointed as provided in this Article may fix its own rules of procedure and the time and place of its meetings, unless the Board of Directors shall otherwise provide. Except as otherwise provided in these By-Laws, the Chairman of the Board or the Board of Directors shall have the power to change the number of members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. Each such committee shall keep minutes of its acts and proceedings and shall report all significant action taken by such committee to the Board of Directors.

                                   ARTICLE VII

                    EXECUTIVE OFFICERS AND OPERATING OFFICERS

      Section 1. Number. The executive officers of Wakefern shall be a Chairman of the Board, one (1) or more Vice Chairmen, a Secretary and a Treasurer. The Board of Directors shall determine the number of Vice Chairmen and may from time to time elect such other executive officers as it may deem desirable, including one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. The operating officers of Wakefern shall be the President, the Executive Vice President and such subordinate officers as may be appointed in accordance with the provisions of Section 2 of this Article VII. Except as otherwise prohibited by the New Jersey Business Corporation Act or these By-Laws, one (1) person may hold the offices and perform the duties of any two (2) or more of said officers.

      Section 2. Subordinate Officers. In addition to the officers enumerated in
Section 1 of this Article VII, Wakefern may have such subordinate officers as the Board of Directors or the President may deem necessary (including, but not limited to, one (1) or more Vice Presidents), each of which subordinate officers shall have such authority and perform such duties as are determined by the President. The President shall have the power to appoint or remove any subordinate officer.

      Section 3. Qualifications, Election and Term of Office. Only persons (a) who are directors of Wakefern and (b) who beneficially own five percent (5%) or more of the voting stock of a corporate stockholder of Wakefern shall be eligible to be Chairman of the Board, a Vice Chairman, Secretary, an Assistant Secretary, Treasurer, an Assistant Treasurer or other executive officer. No operating officer shall be a director of Wakefern. Unless otherwise approved by the affirmative vote of fourteen (14) directors, no operating officer shall be affiliated with any stockholder of Wakefern, whether by stock ownership, officership, directorship, employment, family relationship by blood or marriage, or otherwise. Except for subordinate officers who shall be appointed by the President as set forth in Section 2 of this Article VII, all executive officers and the President and Executive Vice President shall be elected by the Board of Directors. Each officer shall hold office until his successor is chosen and shall have qualified or until his earlier death, resignation or removal.

      Section 4. Removal. Any officer elected by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of at least fourteen (14) directors.

      Section 5. Resignations. Subject to the terms of any agreement as to his services, any officer elected by the Board of Directors and any subordinate officer may resign at any time by giving written notice to the Board of Directors or the President, respectively. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein; the acceptance of such resignation shall not be necessary to make it effective.

      Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

      Section 7. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of Wakefern. He shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, he shall provide general leadership in matters of policy and planning and formulate recommendations to the Board of Directors for its action and decision. Except as otherwise provided in these By-Laws, in the absence or disability of the Chairman of the Board, his duties shall be performed and powers may be exercised by the most senior Vice Chairman able to perform such duties and exercise such powers. The Chairman of the Board shall also have such other powers and perform such other duties as are prescribed by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

      Section 8. The Vice Chairmen. The Board of Directors shall elect one or more Vice Chairmen whose seniority shall be determined by the order of their election. Each Vice Chairman shall assist the Chairman of the Board and shall have such powers and perform such duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board. In the absence or disability of the Chairman of the Board, the most senior Vice Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and perform all duties and exercise all powers of the Chairman of the Board.

      Section 9. The President. Subject to the control of the Board of Directors and the Chairman of the Board, the President shall be the chief operating officer. As such, he shall perform or have performed all duties incident to the day-to-day management of the operations of Wakefern and shall make recommendations on matters of policy and planning to the Board of Directors and executive officers. In the absence or disability of the President, his duties shall be performed and powers may be exercised by the Executive Vice President, by any officer designated by the Board of Directors or the Chairman of the Board. The President also shall have such other powers and perform such other duties as are prescribed by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

      Section 10. The Executive Vice President. The Executive Vice President shall assist the President in the day-to-day management of the business operations of Wakefern and shall have such powers and perform such duties as may, from time to time, be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Executive Vice President shall perform all duties and exercise all powers of the President.

      Section 11. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of all committees created by the Board of Directors; shall give, or cause to be given, all notices required by the provisions of these By-Laws or as required by law; shall be custodian of the records and of the seal of Wakefern and see that the seal is affixed to all documents the execution of which on behalf of Wakefern under its seal is duly authorized; shall keep or cause to be kept a register of the name and post office address of each stockholder, and make or cause to be made all proper changes in such register; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, shall perform all duties incident to the office of Secretary and shall have such other powers and perform such other duties as are prescribed by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

      Section 12. Assistant Secretaries. The Assistant Secretaries shall have such powers and perform such duties as are prescribed by these By-Laws or as from time to time may be assigned to them by the Board of Directors or the Chairman of the Board.

      Section 13. The Treasurer. The Treasurer shall give such bond, if any, for the faithful performance of his duties as the Board of Directors or the Chairman of the Board shall require. He shall have charge and custody of, and be responsible for, all funds and securities of Wakefern, and shall deposit all such funds in the name of Wakefern in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; shall render a statement of the condition of the finances of Wakefern at all regular meetings of the Board of Directors, if called upon to do so, and a full financial report at the annual meeting of the stockholders if called upon to do so; shall be responsible for receiving, and giving receipts for, monies due and payable to Wakefern from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and shall have such other powers and perform such other duties as are prescribed by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

      Section 14. Assistant Treasurers. Each of the Assistant Treasurers shall give such bond, if any, for the faithful performance of his duties as the Board of Directors or the Chairman of the Board shall require. The Assistant Treasurers shall have such powers and perform such duties as are prescribed by these By-Laws or as from time to time may be assigned to them by the Board of

Directors or the Chairman of the Board.

      Section 15. Remuneration of Directors. No member of the Board of Directors, whether or not an executive officer, shall at any time receive any salary, compensation for services, benefit or gain while a member of the Board of Directors.

                                  ARTICLE VIII

                     CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

      Section 1. Authority to Execute Contracts, Etc. The Board of Directors may authorize any officer or officers, agent or agents, or employee or employees of Wakefern to enter into any contract or execute and deliver any instrument in the name and on behalf of Wakefern, and such authority may be general or confined to specific instances.

      Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of Wakefern shall be signed on behalf of Wakefern by such officer or officers, or employee or employees, of Wakefern as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and employees shall give such bond, if any, as the Board of Directors may require.

      Section 3. Deposits. All funds of Wakefern shall be deposited from time to time to the credit of Wakefern in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, and, for the purpose of such deposit, any person designated by the Board of Directors may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of Wakefern.

      Section 4. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositories as it may designate of general and special bank accounts, and it may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

      Section 5. Voting Securities of Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Board of Directors may from time to time appoint an agent or agents of Wakefern, in the name and on behalf of Wakefern, to cast the votes which Wakefern may be entitled to cast as a stockholder or otherwise in any other corporation any of whose shares or other securities may be held by Wakefern, at meetings of the holders of the shares or other securities of such other corporation, or to consent or dissent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or dissent, and may execute or cause to be executed in the name and on behalf of Wakefern and under its corporate seal, or otherwise, all such written proxies or other instruments as the Board of Directors may deem necessary or proper.

                                   ARTICLE IX

                        RESTRICTIONS ON TRANSFER OF STOCK

      Section 1. Restrictions on Transfers. No shares of stock of Wakefern shall be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered (whether by operation of law or otherwise), except in a manner required or expressly permitted by this Article.

      Section 2. Escrow of Wakefern Stock. The certificates representing the shares of capital stock of Wakefern owned by each stockholder shall at all times be held in escrow by Wakefern and shall remain in Wakefern's possession. The certificates representing such shares shall be duly endorsed to Wakefern by each stockholder or shall have stock powers attached to such certificates duly endorsed to Wakefern by such stockholder. At such time as the stockholder shall be required to sell or deliver all of the shares of capital stock of Wakefern owned by such stockholder, Wakefern shall, without notice or demand, be authorized and entitled to take such action as shall be necessary to transfer title to such shares to Wakefern. Upon the request of the Board of Directors, each stockholder shall execute and deliver to Wakefern such agreements, documents or other papers necessary to further effectuate the escrow arrangement created hereby.

      Section 3. Right of Wakefern to Require Sale of All Stock. Wakefern shall have the right and option at any time to purchase all, but not less than all, of the shares of capital stock of Wakefern owned by any stockholder upon the affirmative vote of at least fourteen (14) members of the Board of Directors then holding office at a special meeting duly called upon written notice setting forth such purpose, but only in the event that the Board of Directors affirmatively finds that good cause exists for requiring such stockholder to sell his or its stock to Wakefern and terminate his or its relationship with Wakefern. For purposes of this Section 3, "good cause" shall mean any of the following:

      (a) the filing of a petition for relief under Title 11 of the United States Code by or against the stockholder; or the consent, acquiescence or taking of any action by the stockholder, or the filing by or against the stockholder of any petition or action looking to or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future statute, law or regulation; or the appointment, with or without the consent of the stockholder, of any trustee, custodian, receiver or liquidator of the stockholder or any property or assets of the stockholder; or if the stockholder shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

      (b) if the stockholder shall no longer be engaged in a Shop Rite supermarket business serviced by Wakefern; or

      (c) if the stockholder or person controlling (as such term is defined in Section 3 of Article V of these By-Laws) the stockholder, directly or indirectly through one or more intermediaries or subsidiaries, (1) controls, is active in the management of, sits on the Board of Directors of, or owns or acquires more than (i) 4.9% of the capital stock or any class of voting stock of any person or entity which, directly or indirectly through one or more intermediaries or subsidiaries, owns or operates one or more supermarkets or retail food outlets, other than Shop Rite supermarkets, in any of the States of New York, New Jersey, Pennsylvania, Delaware, Maryland, Virginia, Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire or Maine or in Washington, D. C. or (2) such stockholder or person controlling such stockholder discloses to such other person or entity (described in clause (1) hereof) confidential information in respect of the business or operations of Wakefern or its affiliates; or

      (d) if all or any part of the capital stock of Wakefern held by an individual shall be transferred in a manner that would not be permitted under
Section 9 of this Article; or

      (e) if, within thirty (30) days after the Board of Directors notifies the stockholder in writing of the Board's determination that the stockholder has violated or failed to perform or observe, in any material respect, any provision of these By-Laws, any rules and regulations adopted by the Board of Directors or any Committee established by these By-Laws (including, without limitation, the Wakefern Investment Policy and any policy relating to standards of ethical business conduct), or any agreement with Wakefern to which such stockholder, or any business in which such stockholder has a controlling interest, is a party, including, without limitation, any trademark license agreement or stock escrow agreement, such stockholder shall not have completely remedied such violation or failure to perform or observe or if such violation or failure to perform or observe is non-financial in nature, such stockholder shall not have promptly commenced and diligently pursued all steps necessary to remedy such violation or failure to perform or observe; or

      (f) if the stockholder or person controlling (as such term is defined in Section 3 of Article V of these By-Laws) the stockholder, directly or indirectly through one or more intermediaries or subsidiaries, owns or acquires more than 4.9% of the capital stock or any class of voting stock and/or takes part in the management or serves on the Board of Directors of any person or entity which, directly or indirectly through one or more intermediaries or subsidiaries, owns or operates a business which competes with Wakefern in any of the States enumerated in Section 3(c) of this Article IX, or such stockholder discloses to such other person or entity confidential information in respect of the business or operations of Wakefern or its affiliates;

      (g) if a stockholder, a person either directly or indirectly through one or more intermediaries or subsidiaries, controlling a stockholder or a person either directly or indirectly through one or more intermediaries or subsidiaries, who owns five percent (5%) or more of the voting stock of a corporate stockholder and who is active in the management of such corporate stockholder (i) gives Wakefern written notice of termination of any of the guarantees of the obligations, debts or liabilities of such stockholder previously given to Wakefern, or (ii) having been requested by Wakefern (acting by majority vote of the Board of Directors of Wakefern) to provide such a guarantee to Wakefern and/or to secure such guarantee, fails to do so within thirty (30) days after being notified of such request; or

      (h) if (i) a stockholder shall sell or otherwise dispose of all or substantially all of the Shop Rite supermarket business of such stockholder in a single transaction or in a series of related transactions, or (ii) a stockholder shall merge or consolidate with another entity (irrespective of whether such stockholder is the surviving, resulting or disappearing entity), or (iii) a change in control (as "control" is defined in Section 3 of Article V of these By-Laws) of a stockholder shall take place, and if any purchaser, transferee or successor (an "Acquiring Party") in any of the transactions described in (i),
(ii) or (iii) is an "Unqualified Successor", as hereinafter described. In the event any such transaction involving a stockholder is contemplated, such stockholder shall give written notice thereof to Wakefern (the "Transaction Notice"), which Notice shall contain information regarding the proposed transaction and each proposed Acquiring Party, including an identification and business experience resume of each person who it is anticipated will be directly responsible for managing the Shop Rite supermarket business involved in such transaction (the "New Management"), all in sufficient detail to enable the Board of Directors to make an informed decision as to whether or not such Acquiring Party is an Unqualified Successor. If, within forty-five (45) days following receipt of the Transaction Notice, Wakefern shall not have notified such stockholder that the Board of

Directors has concluded that the Acquiring Party is an Unqualified Successor, the transaction described in the Transaction Notice shall not, if consummated in the manner described in the Transaction Notice, constitute "cause" under this
Section 3. For purposes of this subparagraph (h), an Acquiring Party shall be deemed to be an Unqualified Successor if the Board of Directors, by an affirmative vote of fourteen (14) directors, concludes or finds that the Acquiring Party, any person controlling the Acquiring Party or any member of the New Management: has previously been convicted of any criminal activity involving moral turpitude or of such nature as would be likely to be damaging to the reputation of Wakefern or the "Shop Rite" name and goodwill; has a history of defaulting on its financial obligations or is believed by the Board to be a poor credit risk for Wakefern; has not given Wakefern reasonable assurances of the Acquiring Party's intention to continue to operate the Shop Rite supermarket business involved in the transaction with experienced management; or does not possess a high moral character. Notwithstanding the foregoing, if any transaction of the type described in the first sentence of this subparagraph (h) is to be undertaken by a stockholder or a person controlling such stockholder with a proposed Acquiring Party which is itself a stockholder of Wakefern or a person controlling such stockholder, the Acquiring Party shall be deemed not to be an Unqualified Successor unless either: (1) the combined volume of purchases from Wakefern of the stockholder and the Acquiring Party during the most recently completed fiscal year of Wakefern prior to the Transaction Notice (which shall be required to be given as provided above) is equal to or greater than thirty percent (30%) of Wakefern's total sales during such fiscal year, and if such combined sales exceed such percentage, the Acquiring Party shall ipso facto be deemed to be an Unqualified Successor, without regard to any of the criteria set forth in the preceding sentence; or (2) the Board of Directors, by an affirmative vote of fourteen (14) directors, concludes or finds that the combined business of the transferring stockholder and the Acquiring Party would not be of sound financial condition or with respect to which the continued granting of credit of Wakefern would pose a serious risk of loss to Wakefern, or
(3) the Acquiring Party fails to comply with any reasonable conditions designed to prevent any serious risk of loss to Wakefern which conditions may be imposed by the Board of Directors in giving its approval to any such transfer (such as additional collateral security for Wakefern) which the Board deems necessary or appropriate in order to protect the interests of Wakefern; or

      (i) if a stockholder shall sell or otherwise transfer all or any part of its supermarket assets or business to another Wakefern stockholder and if the combined volume of purchases from Wakefern of the transferred supermarket business and of the trans-feree during the most recently completed fiscal year of Wakefern prior to the transfer exceed thirty percent (30%) of Wakefern's total sales during such fiscal year; or

      (j) if any report or a certificate required to be submitted to Wakefern under these By-Laws, the rules and regulations of Wakefern or any agreement with Wakefern knowingly or fraudulently misrepresents or fails to state any material fact; or

      (k) if, in the opinion of the Wakefern Board of Directors (which determination shall be binding on the stockholders), a stockholder shall fail to comply in any material respect with the Standards of Business Conduct as established or amended from time to time by the Wakefern Board of Directors; or

      (l) if a stockholder or any person directly or indirectly owning or controlling such stockholder shall fail to notify Wakefern in writing within ten
(10) business days after it has become aware of (i) any person or entity acquiring five percent (5%) or more of the capital stock or any class of voting securities of such stockholder, (ii) any person or entity owning five percent (5%) or more of the capital stock or any class of voting securities of such stockholder acquiring an additional two percent (2%) or more of the capital stock or any class of voting securities of such stockholder, (iii) any change in the executive officers of such stockholder or (iv) any person or entity owning five percent (5%) or more of the capital stock or any class of voting securities of a stockholder (1) acquiring or owning more than fifteen (15%) of the capital stock or any class of voting securities of any supplier of Wakefern or (2) taking part in the management of such supplier. For the purposes of this Section 3(1), in order for the notice provision contained in clause (iv) to be effective, such person or entity must agree in a certificate accompanying such notice to refrain from influencing Wakefern in any matter pertaining to the relationship between Wakefern and such supplier; or

      (m) if a stockholder shall purchase or otherwise acquire from any person or entity existing supermarket assets or business and if the volume of purchases from Wakefern by the acquiring stockholder, after giving effect to such acquisition, during the fiscal year of Wakefern in which such acquisition was effected or the immediately succeeding fiscal year of Wakefern exceed thirty percent (30%) of Wakefern's total sales during such fiscal year.

      Promptly following such affirmative vote by the Board of Directors to purchase all of the shares of capital stock of Wakefern owned by such stockholder, as above provided, written notice thereof (the "notice of purchase") shall be given to such stockholder (or to the personal representative of such stockholder if the stockholder is deceased), at the stockholder's address on the stockholder records of Wakefern, by registered or certified mail, return receipt requested. Upon receipt of such notice, such stockholder (or his personal representative) shall thereupon be obligated to sell, assign, transfer and deliver to Wakefern, and Wakefern shall thereupon be obligated to purchase, all of the shares of stock of Wakefern owned by such stockholder out of funds legally available therefore at the price specified in Section 6 of this Article, which price shall be payable in the manner provided in Section 7 of this Article.

      Section 4. Right of Wakefern to Require Sale By Stockholder of Part of Common B Stock and Common C Stock.

      (a) If at any time the investment of a stockholder in Wakefern Common B or Common C stock exceeds the minimum investment required under the Wakefern Investment Policy, as then in effect, referred to in Article XI of these By-Laws, Wakefern shall have the right, exercisable by written notice to such stockholder (the "notice of purchase") sent by registered or certified mail, return receipt requested, to require such stockholder to sell to Wakefern the number of shares of such stock constituting such stockholder's excess investment.

      (b) The purchase price payable to the selling stockholder for such stockholder's excess investment stock and the manner of payment thereof shall be determined pursuant to Sections 6 and 7 of this Article.

      Section  5.  Right  of  Stockholder  to Sell  Stock  and  Indebtedness  to
Wakefern.

      (a) Each stockholder shall have the right at any time to require Wakefern to purchase all, but not less than all, of such stockholder's capital stock and indebtedness of Wakefern out of funds legally available therefor. For purposes hereof, such indebtedness shall include demand loans made by the stockholder to Wakefern, site deposits made by the stockholder and certificates of indebtedness of Wakefern issued to the stockholder to evidence Wakefern's obligation to issue additional capital stock to the stockholder.

      (b) The right of a stockholder (a "selling stockholder") to sell stock and indebtedness to Wakefern pursuant to this Section shall be exercisable by written notice from the selling stockholder to Wakefern (the "notice of sale"), addressed to the Chairman of the Board at the principal office of Wakefern, sent by registered or certified mail, return receipt requested. Wakefern shall consummate the purchase of the selling stockholder's stock and indebtedness at a time and date to be determined in the sole discretion of Wakefern, but in no event sooner than thirty (30) days or later than ninety (90) days after Wakefern's receipt of the selling stockholder's notice of sale.

      (c) The purchase price payable to the selling stockholder for such stockholder's stock and the manner of payment thereof shall be determined pursuant to Sections 6 and 7 of this Article. The purchase price payable to the selling stockholder for indebtedness of such stockholder shall be the face or principal amount thereof plus accrued interest thereon, if any, to the date of payment.

      Section 6. Purchase Price For Stock. The purchase price for each share of stock purchased by Wakefern from a stockholder pursuant to Sections 3 or 4 of this Article shall be the higher of (1) One Hundred Dollars ($100.00) or (2) the book value of such share as of the last day of the most recently completed fiscal year of Wakefern next preceding the date on which Wakefern gives a notice of purchase to such stockholder pursuant to Sections 3 or 4 of this Article, as the case may be. The determination of book value shall be made by the then acting independent public accountants for Wakefern, in accordance with generally accepted accounting principles, consistently applied, which determination shall be final, conclusive and binding upon the selling stockholder and Wakefern. Upon receipt by Wakefern of such accountant's written report of such determination, a copy thereof shall be promptly delivered to the selling stockholder.

      The purchase price for each share of stock purchased by Wakefern from a stockholder pursuant to Section 5 of this Article shall be One Hundred Dollars ($100.00).

      Section 7. Payment of Purchase Price.

      (a) Wakefern shall notify the selling stockholder of the time and date of the closing of each sale pursuant to this Article (the "closing"), by written notice to the selling stockholder sent by registered or certified mail, return receipt requested, to the selling stockholder at its address appearing on the share records of Wakefern not less than thirty (30) days prior to such closing date. Each such closing shall take place at the principal office of Wakefern.

      (b) In the event of the purchase of shares of stock by Wakefern from a stockholder pursuant to Sections 3, 4 or 10 of this Article, the total purchase price for such stockholder's stock and indebtedness shall be paid to such stockholder at the closing.

      (c) In the event of the purchase of shares of stock by Wakefern pursuant to Section 5 of this Article, the total purchase price shall be paid as follows:

            (1) In the case of a selling stockholder whose dollar volume of purchases from Wakefern was less than three percent (3%) of Wakefern's total net sales during the fiscal year of Wakefern next preceding the fiscal year of Wakefern in which the notice of sale pursuant to Section 5 of this Article is received, the total purchase price for such selling stockholder's stock and indebtedness shall be paid to such stockholder at the closing.

            (2) In the case of a selling stockholder whose dollar volume of purchases from Wakefern was equal to or in excess of three percent (3%), but less than five percent (5%), of Wakefern's total net sales during the fiscal year of Wakefern next preceding the fiscal year of Wakefern in which the notice of sale pursuant to Section 5 of this Article is received, the total purchase price for such selling stockholder's stock and indebtedness shall be paid in a lump sum, without interest, to such stockholder on the first anniversary of the closing.

            (3) In the case of a selling stockholder whose dollar volume of purchases from Wakefern was equal to or in excess of five percent (5%), but less than ten percent (10%), of Wakefern's total net sales during the fiscal year of Wakefern in which the notice of sale pursuant to Section 5 of this Article is received, the total purchase price for such selling stockholder's stock and indebtedness shall be paid in a lump sum, to such stockholder on the second anniversary of the closing, which payment shall be made together with interest thereon from the first anniversary of the closing to the date of payment at a rate per annum equal to two (2) percentage points below the Prime Rate (as hereinafter defined); provided, however, that the rate of interest payable to such stockholder shall in no event exceed ten percent (10%) per annum.

            (4) In the case of a selling stockholder whose dollar volume of purchases from Wakefern was equal to or greater than ten percent (10%) of Wakefern's total net sales during the fiscal year of Wakefern in which the notice of sale pursuant to Section 5 of this Article is received, the total purchase price for such selling stockholder's stock and indebtedness shall be paid in a lump sum, without interest, to such stockholder on the third anniversary of the closing, which payment shall be made together with interest thereon from the first anniversary of the closing to the date of payment at a rate per annum equal to two (2) percentage points below the Prime Rate (as hereinafter defined); provided, however, that the rate of interest payable to such stockholder shall in no event exceed ten percent (10%) per annum.

            (5) For purposes of this subparagraph (c), the term "Prime Rate" shall mean the rate of interest charged from time to time by The Chase Manhattan Bank, N.A. on ninety (90) day loans to its most responsible and credit-worthy borrowers.

      (d) Upon the  determination  of the Board of Directors in accordance  with
Section 3 of this Article that a stockholder is required to sell its stock to Wakefern, or upon the sale of any shares to Wakefern by a stockholder, any and all indebtedness or other obligations owed to Wakefern by such selling stockholder shall immediately become due and payable without demand or notice. Wakefern shall be entitled to deduct from the payment of the purchase price payable to such stockholder the full amount of such indebtedness or obligations. Nothing herein shall limit or prevent Wakefern from exercising all remedies available to it by law or in equity or in accordance with any agreement for the collection of any indebtedness, all prior to the payment by Wakefern of the purchase price payable to the selling stockholder.

      (e) In the event that at any time the surplus of Wakefern shall be insufficient to enable Wakefern to purchase or make any payment due with respect to shares of Wakefern which it is obligated or elects to purchase pursuant to this Article, Wakefern shall forthwith, at such times as may be necessary, take appropriate steps, if legally possible, to effect a sufficient reduction of its stated capital to enable such purchase or payment to be made.

      Section 8. Cessation of Dealing with Wakefern. Effective upon the closing of the purchase by Wakefern of all the shares of stock of a stockholder, or upon the determination of the Board of Directors in accordance with Section 3 of this Article that such stockholder is required to sell its stock to Wakefern, its relationship with Wakefern shall be terminated. Thereupon, Wakefern shall cease to be obligated to sell merchandise to said selling stockholder or to provide any other services which are rendered or provided by Wakefern to its stockholders generally. Anything herein or in Article XII of these By-Laws to the contrary notwithstanding, the Board of Directors in its sole discretion and upon the request of a selling stockholder, may but shall not be obligated to permit such selling stockholder to continue to receive merchandise and/or services from Wakefern for such period and upon such terms and conditions as the Board shall determine.

      Section 9. Permissive Transfers of Stock.

Any individual stockholder may sell, transfer, or assign, by gift, bequest or otherwise, all or any part of his capital stock of Wakefern to (i) one or more of his parents, lineal descendants or spouse, provided, that each such permitted transferee is an adult and is active in the management of the business of such transferor stockholder which is serviced by Wakefern, (ii) an "Acquiring Party" who is not an "Unqualified Successor", as those terms are defined and used in subparagraph (h) of Section 3 of this Article, or (iii) a transferee Wakefern stockholder in a transaction that would not constitute "cause" pursuant to subparagraph (i) of Section 3 of this Article; provided, further, that such stockholder or any proposed transferee shall not be in default of the performance of any obligations or observance of any provision of these By-Laws, any rules or regulations adopted by the Board of Directors or any committee thereof established by these By-Laws (including, without limitation, the Wakefern Investment Policy and payment policies), or any agreement with Wakefern to which such stockholder or transferee, or any business in which such stockholder or transferee has a controlling interest, is a party, including, without limitation, any trademark license agreement, stock escrow agreement or supply and security agreement. Each permitted transferee must execute and deliver to Wakefern an agreement, on a form prescribed by the Board of Directors, to observe and abide by these By-Laws, as amended from time to time, all rules and regulations of Wakefern and all agreements with Wakefern (including guarantees) to which the transferor-stockholder is party at the time of such transfer.

      Section 10. Mandatory Reacquisition of Common A Stock In Certain Events.

      (a) If at any time the control (as defined in Article V, Section 3 of these By-Laws) of a stockholder ("acquired stockholder") is transferred, directly or indirectly, to one (1) or more other stockholder(s), the Common A Stock of such acquired stockholder, and of the individual or individuals who were shareholders of such acquired stockholder immediately prior to such acquisition, shall, as of the effective date of such transfer, be deemed to have been offered for sale to Wakefern and Wakefern shall be deemed to have accepted such offer.

      (b) If at any time a stockholder ("transferring stockholder") transfers, directly or indirectly, any substantial part of its supermarket assets and business to one (1) or more other stockholders or persons or entities controlling such other stockholder(s), the Common A Stock of such transferring stockholder and of the individual or individuals who were shareholders of such transferring stockholder immediately prior to such transfer shall, as of the effective date of such transfer, be deemed to have been offered for sale to Wakefern and Wakefern shall be deemed to have accepted such offer.

      (c) The purchase price payable to the acquired stockholder for such stockholder's Common A Stock and the manner of payment thereof shall be determined pursuant to Sections 6 and 7 of this Article.

      Section 11. Reissuance and Sale of Common A Treasury Stock To Stockholders. In the event Wakefern shall acquire Common A Stock from any stockholder, such Common A Stock shall be resold by Wakefern as soon thereafter as is practicable, but in any event no later than three (3) months following such acquisition. Since it is in the best interests of Wakefern and its stockholders that the Common A Stock be evenly distributed among the stockholders (irrespective of class), such stock shall be offered for resale by Wakefern to such persons or businesses as shall be designated by the Board and as will avoid concentration in the ownership of Common A Stock and result in the widest possible distribution of Common A stock among all stockholders of Wakefern. The sales price of each share of stock resold pursuant to the provisions of this Section 11 shall be One Hundred Dollars ($100.00).

                                    ARTICLE X

                   USE OF SHOP RITE NAME AND OTHER TRADE NAME
                           AND TRADEMARKS OF WAKEFERN

      No stockholder shall use or permit the use of the "Shop Rite" name, logotype or mark as a trade name, trademark, or service mark, or any other trade names or trademarks of Wakefern, except after application to and approval by, and upon such terms and conditions (including compensation for such use), as may be established by the Board of Directors, and its use must comply with the image and goodwill associated with "Shop Rite" as has been developed by Wakefern and its members, and as articulated by the Board of Directors from time to time.

                                   ARTICLE XI

                     INVESTMENT REQUIREMENTS OF STOCKHOLDERS

      Each stockholder shall be required to make additional investments in capital stock of Wakefern pursuant to the Wakefern Investment Policy established by the Board of Directors, with the advice of the Finance Committee. The investment policy may be modified from time to time by the affirmative vote of not less than fourteen (14) members of the Board of Directors as the needs of

Wakefern require. Investment requirements shall be based upon the dollar volume of purchases from Wakefern of each stockholder. To evidence their additional investments, stockholders shall receive Class C Stock, except that stockholders owning more than thirty (30) shares of Class A Stock shall receive only Class B Stock. The purchase price for each share of stock issued and sold pursuant to the Wakefern Investment Policy shall be the book value of such share as of the last day of the fiscal year of Wakefern immediately preceding the date of such issuance/and sale. The Board of Directors, by a vote of not less than fourteen
(14) directors, shall have the power from time to time to determine, on a uniform basis as to all Wakefern stockholders, the ratio between the required minimum investment of each stockholder per store and such stockholder's average weekly purchases per store from Wakefern and shall also have the power to determine the method of arriving at such average weekly purchases and to set minimum and maximum amounts of required investment.

                                   ARTICLE XII

             RIGHT TO RECEIVE MERCHANDISE AND SERVICE FROM WAKEFERN

      Except as herein provided, only stockholders in good standing who are parties to a valid and subsisting Trademark License Agreement with Wakefern entitling such stockholders to use the trademark "ShopRite" who submit two (2) financial statements a year (year-end and mid-year) to Wakefern's Chief Financial Officer and who do not, absent a specific waiver by an affirmative vote of fourteen (14) members of the Board, directly or indirectly operate, or own a controlling interest in any non-ShopRite supermarket or retail outlet engaged in the sale of product which is distributed by Wakefern doing business in any of the states mentioned in subparagraph (c) of Section 3 of Article IX of these By-Laws and whose principals, partners or owners who directly or indirectly, through one (1) or more intermediaries or subsidiaries, own five percent (5%) or more of the voting stock of a corporate stockholder and who control or, in the case of a company whose shares are publicly traded, are active in the management of such corporate stockholder, have given written guarantees personally guarantying the payment of the obligations, debts or liabilities of such stock holder to Wakefern, shall be entitled to purchase and receive merchandise and services from Wakefern. In addition to stockholders, persons, entities or businesses who are approved by the Board of Directors or who meet criteria established by the Board of Directors from time to time may receive merchandise and services from Wakefern on such terms and conditions as may be approved by the Board or its designees.

      No stockholder, person, entity or business shall be supplied with merchandise or services if the Board of Directors shall have determined in accordance with Article IX of these By-Laws that such stockholder is required to sell his or its stock to Wakefern, or if, in the reasonable discretion of the Board of Directors, subject however to the provisions of Article XIII of these By-Laws, such supplying of merchandise or services would adversely affect the continued ability of Wakefern to efficiently and economically continue to service its stockholders, would adversely affect Wakefern's volume, would unreasonably expose Wakefern to financial risks, or would otherwise have an adverse impact on the purchasing, warehousing or distributing activities of Wakefern.

      No stockholder of Wakefern, person, entity or business shall be entitled to purchase and receive merchandise and services from Wakefern for sale or use in connection with an establishment operated under a name other than the "Shop Rite" name unless the Board of Directors, in its sole discretion, determines that the operation of such non-"Shop Rite" establishment by a stockholder or stockholders, person, entity or business would not interfere with the continued promotion and development by Wakefern of the "Shop Rite" trademark, trade name, brand name, goodwill, and image, would not interfere with the stockholder's or stockholders' continued responsibilities to promote, develop and further the "Shop Rite" name and image, and would not place existing "Shop Rite" stores, person, business or entity operated by stockholders at a competitive disadvantage through access by the non-"Shop Rite" store (or its management) to competitively significant and/or confidential information and/or services provided by Wakefern to its stockholders operating "Shop Rite" stores.

      In the event that the supermarket or other business of a stockholder (a "selling stockholder") being serviced by Wakefern is sold or otherwise disposed of, whether by merger, consolidation, sale of capital stock, sale of assets or otherwise, the right, if any, of the purchaser or acquiror ("purchasing stockholder") to become a stockholder of Wakefern in place of the selling stockholder shall not give the purchasing stockholder the right to purchase merchandise or receive any services from Wakefern for any supermarket or other retail establishment other than those of the selling stockholder which were being serviced by Wakefern at the time of such sale or other disposition.

                                  ARTICLE XIII
                 PAYMENT FOR MERCHANDISE PURCHASED FROM WAKEFERN

      "All store statements billed to a stockholder by Wakefern and its subsidiaries, excepting ShopRite Beverages, Inc., shall be due and payable on the Tuesday following receipt of such statement, with payment to be effected by wire transfer no later than noon on such Tuesday. In the event that a statement is not paid in full by such time, the defaulting stockholder shall lose his or its entire prompt payment discount and any other benefits accruing to the stockholder, as determined by the Board of Directors from time to time with respect to timely payments. In the event that payment due on a given Tuesday is not paid in full by a stockholder by the close of business on the Wednesday following such Tuesday, Wakefern shall charge and the stockholder shall be obligated to pay, a service charge on the unpaid balance from time to time at the rate of one percent (1%) per week, provided, however, that such service charge shall in no event exceed the maximum amount, if any, allowed by applicable law. In the event that payment due on a given Tuesday is not made in full by the close of business on the Thursday, following such Tuesday, then, unless otherwise determined by the Board of Directors, no further orders shall be accepted by Wakefern from, nor merchandise delivered to, the defaulting stockholder, except on a C.O.D. basis, until the entire unpaid balance (including service charge) is paid in full to Wakefern by cash or certified or cashier's check. In the event that a bank holiday falls on Monday or Tuesday of a given week, the payment and late dates established herein shall be delayed to the next succeeding business day. The failure or refusal of a stockholder to pay any such invoice of Wakefern within five (5) calendar days after written notice of default is given by Wakefern to such stockholder shall be deemed to constitute "good cause" for requiring such stockholder to sell his or its stock to Wakefern within the meaning of Section 3 of Article IX of these By-Laws.

      Any and all legal fees and related costs, including, but not limited to, attorneys' fees, experts fees, court costs, secretarial, clerical costs, filing fees and recording costs incurred by Wakefern as a result directly or indirectly, of actions or lawsuits threatened or undertaken or commenced by a stockholder or officer, director, affiliate of a stockholder against Wakefern or any of its affiliates, officers, directors, employees, agents, members or stockholders, except to the extent the Member is successful in whole, on the merits, and obtains a final judgment against Wakefern, shall be billed to the responsible stockholder or stockholders on store statements and shall be promptly paid or reimbursed to Wakefern pursuant to and subject to the terms of this Article XIII."

                                   ARTICLE XIV

                                      SEAL

      The Board of Directors shall provide a corporate seal, which shall bear the name of Wakefern and the words and figures indicating the state and year in which Wakefern was incorporated or such other words or figures as the Board of Directors approve and adopt.

                                   ARTICLE XV

                                   FISCAL YEAR

      The fiscal year of Wakefern shall be as determined by the Board of Directors from time to time.

                                   ARTICLE XVI

                                WAIVER OF NOTICE

      Whenever any notice whatsoever is required to be given by these By-Laws or the Certificate of Incorporation or the laws of the State of New Jersey, the person entitled thereto may, in person or by attorney thereupon authorized, in writing or by telegraph, telex or cable, waive such notice whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the purpose of nor the business to be transacted at such meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE XVII

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

      Wakefern may indemnify, in accordance with and to the full extent permitted by the law of the State of New Jersey as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, any "corporate agent" (as such term is defined in N.J.S. 14A:3-5(1)) of Wakefern, and shall so indemnify such director, officer and member of the Site Development Committee, who is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was such a corporate agent of Wakefern or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust, or other enterprise at the request of Wakefern or any such constituent corporation. Wakefern shall have the right, pursuant to action of the Board of Directors, to purchase and maintain insurance on behalf of any corporate agent of Wakefern against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, irrespective of whether or not Wakefern would have the power to indemnify him against such expenses and liabilities under the provisions of this Article or under the provisions of N.J.S. 14A:3-5.

                                  ARTICLE XVIII

                         EQUAL TREATMENT OF STOCKHOLDERS

      In accordance with the cooperative plan under which Wakefern is operated, Wakefern shall offer merchandise for sale to all stockholders on a non-discriminatory basis; provided, however, that a stockholder who within thirty (30) days fails to execute any Stockholders' Agreement that is entered into by Wakefern and stockholders whose aggregate purchases of products from Wakefern accounted for fifty-one percent (51%) or more of Wakefern's total sales of product to its members in the fiscal year immediately preceding the date on which such Stockholders' Agreement was entered into by such stockholders shall be assessed a weekly surcharge on all products and services provided by Wakefern (the total store statement) of three percent (3%); provided, however, the Wakefern Board of Directors may in its sole discretion modify or waive in whole or part such surcharge.

                                   ARTICLE XIX

                         COOPERATIVE PATRONAGE DIVIDENDS

      Section 1. Wakefern shall operate upon the cooperative plan.

      Section 2. All stockholders or wholly-owned subsidiaries of Wakefern who purchase merchandise from Wakefern shall be "patrons" thereof, as that term currently is defined in Treasury Regulations Section 1.1388-1(e) of the Internal Revenue Code of 1986, as amended (the "Code").

      Section 3. Within a reasonable period of time following the close of each fiscal year, the Board of Directors shall determine, or cause to be determined, the Net Earnings (as defined in Section 7) of Wakefern for the fiscal year. Thereafter, within the Payment Period (as defined in Section 7) and in the manner provided in Section 4, the Board of Directors shall distribute as a "patronage dividend" to each patron a share of the Net Earnings equal to the patron's Purchaser Percentage (as defined in Section 7) in respect of such fiscal year so that all of said Net Earnings

(otherwise termed "patronage") are distributed. In the event that there is a Net Loss (as defined in Section 7) in respect of a fiscal year, the Board of Directors shall charge as an assessment during the Payment Period to each patron a percentage of such Net Loss equal to such patron's Purchaser Percentage so that all of Net Loss is assessed.

      Section 4. Unless a patron ceases being a stockholder or wholly-owned subsidiary of Wakefern and/or the Board of Directors directs another method of payment, patronage dividends for each fiscal year of Wakefern shall be paid by allowing a credit against the cost of each patron's purchases made within the Payment Period for such fiscal year. For all purposes (including, without limitation, federal, state and local income tax purposes), both Wakefern and each patron shall treat the offset as if the patron paid Wakefern the total amount due on his future purchases, and Wakefern then distributed the amount equal to the patronage dividend to the patron.

      In the event that a patron shall cease being a stockholder or wholly-owned subsidiary of Wakefern, said patron shall be entitled to patronage dividends for both the prior fiscal year and the fiscal year in which the patron ceases to be a stockholder or wholly-owned subsidiary of Wakefern, as the case may be. In each case, the amount of such former patron's patronage dividends shall be based upon such patron's Purchases Percentage for the relevant fiscal year. In the event a former patron is entitled to patronage dividends for the year prior to the fiscal year in which the former patron ceases to be a stockholder or wholly-owned subsidiary of Wakefern, as the case may be, but shall not have made sufficient purchases during the current fiscal year to have received a full offset, as provided in the first paragraph of this Section 4, then, to the extent so unpaid, said patronage dividend will be paid in cash within the Payment Period.

      Notwithstanding any other provision of this Article XIX, if a former stockholder or wholly-owned subsidiary of Wakefern is indebted to Wakefern pursuant to Section 3 of this Article due to a Net Loss incurred by Wakefern for such prior fiscal year, the former stockholder or wholly-owned subsidiary, as the case may be, shall pay such amount due in cash within three (3) months after the amount of the Net Loss is determined.

      Section 5. Wakefern shall have the right to offset against any amount required to be paid as a patronage dividend to any patron any amounts then due and payable by the patron to Wakefern.

      Section 6. The Board of Directors of Wakefern shall allocate among the patrons certain administrative, overhead, operational and other costs, using such methods of allocation, and charging to the patrons at such times, as are approved from time to time by the Board of Directors. Until changed by the Board of Directors, (i) the amount of such costs to be allocated to each patron in respect of each fiscal year of Wakefern shall be determined by taking the product of such patron's Sales Percentage (as defined in Section 7) for such fiscal year and the Administrative Costs (as defined in Section 7) of Wakefern of such fiscal year and (ii) each patron's allocation, as so determined, shall be billed to such patron in equal weekly installments throughout the fiscal year. Adjustments to the methods of determining the amount to be allocated to any patron or patrons because of a special circumstance relating to such patron or patrons (e.g., such patrons are operating a replacement or new store or have been impacted by competition) may be established from time to time by the Board of Directors.

      Section 7. For purposes of this Article XIX, the following terms shall have the meanings assigned to them below:

      "Administrative Costs" means, with respect to any fiscal year of Wakefern, all administrative, overhead, operational and other costs and expenses included in the Annual Profit Plan of Wakefern approved by the Board of Directors no later than thirty (30) days after the beginning of such fiscal year.

      "Net Earnings" means, with respect to any fiscal year of Wakefern, the consolidated net earnings of Wakefern for such fiscal year after taking account of all deductions and expenses (other than the deduction for patronage dividends attributable to such fiscal year), including an expense reserve of not less than $50,000 and not more than of $75,000 and charges for local, state and federal taxes, if any, with respect to such fiscal year (determined after taking account of patronage dividends attributable to (including amounts to be distributed after the close of) such fiscal year).

      "Net Loss" means, with respect to any fiscal year of Wakefern, the consolidated net loss of Wakefern for such fiscal year after taking account of all deductions and expenses (other than the deduction for patronage dividends attributable to such fiscal year), including charges for local, state and federal taxes, if any, with respect to such fiscal year (determined after taking account of patronage dividends attributable to (including amounts to be distributed after the close of) such fiscal year).

      "Payment Period" means, with respect to any fiscal year of Wakefern, the eight and one-half (8-1/2) month period following the close of such fiscal year.


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

      "Purchaser Percentage" means, with respect to each patron, the percentage determined by dividing the aggregate dollar volume of business (computed on the basis that, except pursuant to a resolution of the Board of Directors adopted prior to the beginning of the applicable fiscal year, all purchases of all merchandise ordered from or through Wakefern are from a single product department) done by such patron with Wakefern during any fiscal year by the aggregate dollar volume of business (computed on the basis that, except pursuant to a resolution of the Board of Directors adopted prior to the beginning of the applicable fiscal year, all purchases of all merchandise ordered from or through Wakefern are from a single product department) done by all patrons with Wakefern during such fiscal year.

      "Sales" means, with respect to each patron, for any 52/53 week period ending the last Saturday in June in the year in which the relevant fiscal year of Wakefern begins, the aggregate revenue derived during such period from the merchandise sales of each of such patron's supermarkets and, to the extent determined by the Board of Directors, retail/wholesale outlets, but excluding such items as are established by the Board of Directors from time to time.

      "Sales Percentage" means, with respect to each patron, for purposes of calculating an assessment for any fiscal year of Wakefern, the percentage determined by dividing the Sales by that patron by the Total Sales, as the same may be adjusted by the Board of Directors from time to time.

      "Total Sales" means, with respect to any 52-week period ending the last Saturday in June in the year in which the relevant fiscal year of Wakefern begins, the aggregate Sales of all patrons during such period.

      Section 8. All determinations and actions of the Board of Directors under this Article shall be in its sole discretion and shall be set forth in a timely resolution to be included in the Minutes of the Board of Directors.

      Section 9. Any amendment of the foregoing provisions of this Article shall require the affirmative vote of not less than fifteen (15) members of the Board of Directors.

                                   ARTICLE XX

                                   AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, upon the majority vote, given at a meeting or the written consent without a meeting, of the holders of record of shares of each class of capital stock of Wakefern entitled to vote thereon, voting separately as a class, or by the affirmative vote of not less than fourteen (14) members of the Board of Directors, or by such greater number of directors as may be specifically provided in the By-Laws provision to be amended. By-Laws made, altered or amended by the Board of Directors shall be subject to alteration, amendment or repeal by the requisite class vote of the stockholders of Wakefern as aforesaid.

corporate\bylaws


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